                                     BY-LAWS

                                       OF

                       Cinergy Retail Power Limited, Inc.

                                 August 6, 2001

                                TABLE OF CONTENTS

                                    ARTICLE I
                                     Offices

 Section 1.1.    Offices.

                                   ARTICLE II
                             Stockholders' Meetings
                             ----------------------

 Section 2.1.    Annual Meeting.
 Section 2.2.    Notice of Annual Meeting.
 Section 2.3.    Special Meetings.
 Section 2.4.    Notice of Special Meeting.
 Section 2.5.    Waiver of Notice.
 Section 2.6.    Quorum.
 Section 2.7.    Voting.
 Section 2.8.    Written Consent of Stockholders in Lieu of Meeting.

                                   ARTICLE III
                                    Directors
                                    ---------

 Section 3.1.    Duties and Powers.
 Section 3.2.    Number and Election of Directors.
 Section 3.3.    Vacancies.
 Section 3.4.    Meetings.
 Section 3.5.    Quorum.
 Section 3.6.    Actions of Board.
 Section 3.7.    Meetings by Means of Conference Telephone.
 Section 3.8.    Committees.
 Section 3.9.    Compensation
 Section 3.10.   Contracts and Transactions Involving Directors

                                   ARTICLE IV
                                    Officers
                                    --------

 Section 4.1.    Officers.
 Section 4.2.    Appointment, Terms, and Vacancies.
 Section 4.3.    Chairman of the Board.
 Section 4.4.    Chief Executive Officer
 Section 4.5.    President.
 Section 4.6.    Vice Presidents.
 Section 4.7(a). Secretary.
 Section 4.7(b). Assistant Secretaries.
 Section 4.8.    Treasurer.
 Section 4.9.    Comptroller.
 Section 4.10.   Other Officers.

                                    ARTICLE V
                                  Capital Stock
                                  -------------

 Section 5.1.    Form and Execution of Certificates.
 Section 5.2.    Signatures.
 Section 5.3.    Lost Certificates.
 Section 5.4.    Transfers.
 Section 5.5.    Record Date.
 Section 5.6.    Beneficial Ownership Rights.

                                   ARTICLE VI
                                     Notices
                                     -------

 Section 6.1.    Notices.
 Section 6.2.    Waivers of Notice.

                                   ARTICLE VII
                               General Provisions
                               ------------------

 Section 7.1.    Dividends.
 Section 7.2.    Disbursements.
 Section 7.3.    Voting Securities Owned by the Corporation.
 Section 7.4.    Fiscal Year.
 Section 7.5.    Corporate Seal.

                                  ARTICLE VIII
                                 Indemnification
                                 ---------------

 Section 8.1.    Power to Indemnify in Actions, Suits or Proceedings
                   Other than Those By or in the Right of the Corporation.
 Section 8.2.    Power to Indemnify in Actions, Suits or Proceedings
                 By or in the Right of the Corporation.
 Section 8.3.    Authorization of Indemnification.
 Section 8.4.    Good Faith Defined.
 Section 8.5.    Indemnification by a Court.
 Section 8.6.    Expenses Payable in Advance.
 Section 8.7.    Nonexclusivity of Indemnification and Advancement of Expenses.
 Section 8.8.    Insurance.
 Section 8.9.    Certain Definitions.
 Section 8.10.   Survival of Indemnification and Advancement of Expenses.
 Section 8.11.   Limitation on Indemnification.
 Section 8.12.   Indemnification of Employees and Agents.

                                   ARTICLE IX
                                   Amendments
                                   ----------

 Section 9.1.    Amendments.

                                    ARTICLE X
                                Emergency By-Laws
                                -----------------

 Section 10.1.   Emergency By-Laws.

                                     By-Laws

                                       Of

                       Cinergy Retail Power Limited, Inc.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     Offices
                                     -------

     Section  1.1.  Offices.  To  the  extent  not  otherwise  provided  in  the
Certificate of  Incorporation,  the principal office of the Corporation shall be at 139 East Fourth Street, Cincinnati, Ohio 45202. The Corporation may have such other  offices at such other places as the Board of  Directors  may from time to time determine, or as the business of the Corporation may require.

                                   ARTICLE II

                             Stockholders' Meetings
                             ----------------------

     Section 2.1. Annual Meeting.  The annual meeting of the stockholders may be held at such place,  time, and date designated by the Board of Directors for the election of directors,  the  consideration  of the reports to be laid before the meeting, and the transaction of such other business as may be brought before the meeting.

     Section 2.2. Notice of Annual  Meeting.  Notice of the annual meeting shall be given in  writing  to each  stockholder  entitled  to vote  thereat,  at such address as appears on the records of the  Corporation at least ten (10) days and not more than forty-five (45) days prior to the meeting.

     Section 2.3. Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, or
the President,  or by a majority of the members of the Board of Directors acting with or without a  meeting,  or by the  persons  who hold in the  aggregate  the express  percentage,  as  provided  by statute,  of all shares  outstanding  and entitled to vote thereat,  upon notice in writing,  stating the time,  place and purpose of the meeting.  Business  transacted at all special  meetings  shall be confined to the objects stated in the call.

     Section 2.4. Notice of Special  Meeting.  Notice of a special  meeting,  in writing,  stating the time,  place and purpose  thereof,  shall be given to each stockholder  entitled to vote  thereat,  at least  twenty (20) days and not more than forty-five (45) days prior to the meeting.

     Section 2.5. Waiver of Notice. Notice of the time, place and purpose of any meeting of stockholders may be waived by the written assent of every stockholder entitled  to  notice,  filed with or entered  upon the  records of the  meeting, either before or after the holding thereof.  It shall not be required to specify in the waiver of notice either the purpose of such meeting or the business to be transacted  at such  meeting.  Attendance  of a  stockholder  at a meeting shall constitute  a waiver of  notice of such  meeting,  except  when the  stockholder attends a meeting for the express  purpose of objecting at the  beginning of the meeting,  to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.6.  Quorum.  The holders of shares  entitling  them to exercise a majority of the voting  power,  or, if the vote is to be taken by  classes,  the holders of shares of each class  entitling  them to  exercise a majority  of the voting power of that class,  present in person or by proxy at any meeting of the stockholders, unless otherwise specified by statute, shall constitute a quorum.

          If, however,  at any meeting of the stockholders,  a quorum shall fail to attend in person or by proxy, a majority in interest of the stockholders attending  in person or by proxy at the time and place of such  meeting may adjourn the meeting from time to time without  further  notice  (unless the
     meeting  has  been   adjourned  for  over  thirty  days),   other  than  by
     announcement  at the meeting at which such  adjournment  is taken,  until a quorum is present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

     Section  2.7.  Voting.  At each  meeting  of the  stockholders,  except  as otherwise provided by statute or the Certificate of Incorporation,  every holder of record  of stock of the class or  classes  entitled  to vote at such  meeting shall be entitled to vote in person or by proxy  appointed by an  instrument  in writing  subscribed by such  stockholder and bearing a date, not later than such time as expressly  provided by statute,  prior to said meeting unless some other definite period of validity shall be expressly provided therein.

          Each  stockholder  shall  have one (1)  vote  for each  share of stock having  voting  power,  registered  in his or her name on the  books of the
     Corporation,  at the date fixed for  determination  of persons  entitled to vote at the  meeting  or,  if no date has  been  fixed,  then as  expressly provided by statute. Cumulative voting shall be permitted only as expressly provided by statute.

          At any meeting of  stockholders,  a list of  stockholders  entitled to vote,  alphabetically  arranged,  showing  the number and classes of shares held by each on the date fixed for closing the books  against  transfers or the record date fixed as hereinbefore provided (or if no such date has been fixed, then as hereinbefore  stated as expressly provided by statute) shall be produced on the request of any stockholder, and such list shall be prima facie evidence of the ownership of shares and of the right of  stockholders to vote, when certified by the Secretary or by the agent of the Corporation having charge of the transfer of shares.

     Section 2.8. Written Consent of Stockholders in Lieu of Meeting. Any action required or permitted by statute,  the  Certificate of  Incorporation,  or these
By-Laws,  to be taken at any annual or special  meeting of  stockholders  of the
Corporation,  may be taken without a meeting, without prior notice and without a vote,  if a written  consent in lieu of a meeting,  setting  forth the action so taken,  shall be signed by all the  stockholders  entitled to vote thereon.  Any such  written  consent  may be  given  by one or  any  number  of  substantially concurrent  written  instruments of  substantially  similar tenor signed by such stockholders,  in person or by attorney or proxy duly appointed in writing,  and filed with the records of the  Corporation.  Any such written  consent  shall be effective as of the effective date thereof as specified therein.

                                   ARTICLE III

                                    Directors
                                    ---------

     Section 3.1. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the  direction of the Board of Directors  which may exercise  all such  powers of the  Corporation  and do all such  lawful acts and things as are not,  by  statute,  the  Certificate  of  Incorporation,  or these
By-Laws, directed or required to be exercised or done by the stockholders.

     Section 3.2. Number and Election of Directors. The Board of Directors shall consist of not less than three nor more than fifteen  members,  the exact number of which shall be fixed by the Board of  Directors.  Directors  shall be elected annually by stockholders at their annual  meeting,  in a manner  consistent with statute and as provided in Article II,  Section 2.8 of these  By-Laws,  and each director so elected  shall hold office until  his/her  successor is duly elected and qualifies, or until his/her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders  and shall  fulfill  residency  requirements  as and if provided by statute.  Any  director  may be removed  at any time with or without  cause by a majority vote of the stockholders, unless otherwise provided by statute.

     Section  3.3.  Vacancies.   Vacancies  and  newly  created   directorships,
resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, and the directors so chosen shall hold office for the  unexpired  term of the  predecessor  and/or  until the next annual meeting of stockholders,  and until their successors are duly elected and qualify, or until their earlier resignation or removal.

     Section 3.4.  Meetings.  Regular  meetings of the Board of Directors may be held at such time,  place,  and upon such notice as the Board of  Directors  may from time to time determine.  Special  meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President,
or by members of the board (the  express  percentage  of the latter as minimally provided for by statute). Notice thereof stating the place, date and hour of the meeting  shall  be  given  to each  director  either  by  mail  (not  less  than forty-eight (48) hours before the date of the meeting), by telephone or telegram
(on  twenty-four  (24) hours' notice) or on such shorter notice as the person or
persons   calling  such  meeting  may  deem  necessary  or  appropriate  in  the circumstances.

     Section 3.5. Quorum.  Except as may be otherwise  specifically provided for by statute,  the Certificate of Incorporation or these By-Laws,  at all meetings of the Board of  Directors,  a majority of the entire Board of  Directors  shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of  Directors.  If a quorum  shall not be present at any meeting of the Board of Directors,  the directors  present  thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting,  until a quorum shall be present.

     Section 3.6. Actions of Board. Unless otherwise provided by the Certificate of  Incorporation  of the  Corporation or these By-Laws,  any action required or permitted  to be taken at any  meeting  of the  Board  of  Directors,  or of any committee(s)  thereof, may be taken without a meeting, if all the members of the
Board of Directors, or of such committee(s), as the case may be, consent thereto in writing,  and the  writing(s) is filed with the minutes of proceedings of the
Board  of  Directors,  or of such  committee(s),  of the  Corporation.  Any such written  consent to action of the Board of Directors,  or of such  committee(s), shall be effectuated by the signature of the member lastly consenting thereto in writing,  unless the consent otherwise specified a prior or subsequent effective date.

     Section 3.7.  Meetings by Means of Conference  Telephone.  Unless otherwise provided  by the  Certificate  of  Incorporation  of the  Corporation  or  these
By-Laws,  members of the Board of Directors,  or any committee(s)  thereof,  may participate in a meeting of the Board of Directors, or of such committee(s),  as the case may be, by means of a conference  telephone  or similar  communications equipment  by means of which all persons  participating  in the meeting can hear each other,  and  participation  in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

     Section 3.8.  Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors,  designate, from time to time as they may see fit,  one or more  committees,  each such  committee  to consist of three or more of the  directors of the  Corporation.  The Board of Directors may designate one or more  directors as alternate  members of any such committee who may  replace  any  absent  or  disqualified  member at any  meeting  of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified  from voting,  whether or not he/she or they constitute a quorum,  may  unanimously  appoint  another  member of the Board of
Directors  to act at the  meeting  in the place of any  absent  or  disqualified member.  Any  committee,  to the extent  allowed by statute and  provided in the resolution  establishing  such  committee,  shall have and may  exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the  Corporation.  Each committee  shall keep regular minutes and report to the Board of Directors when required.

     Section 3.9.  Compensation.  Each director of the  Corporation  (other than directors who are salaried officers of the Corporation or any of its affiliates)
shall be  entitled  to receive as  compensation  for  services  such  reasonable compensation,  which may include pension,  disability and death benefits, as may be  determined  from  time  to  time  by  the  Board  of  Directors.  Reasonable compensation  may also be paid to any person  other  than a director  officially called to attend any such meeting.

     Section 3.10. Contracts and Transactions  Involving Directors.  No contract or  transaction  between the  Corporation  and one or more of its  directors  or officers,  or between the  Corporation and any other  corporation,  partnership, association,  or other  organization  in which one or more of its  directors  or officers are directors or officers, or have a financial interest,  shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction,  or solely because his/her or their  votes are counted for such  purpose if: (i) the  material  facts as to his/her or their  relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the  committee,  and the
Board of  Directors  or  committee  in good faith  authorizes  the  contract  or transaction  by  the  affirmative  votes  of a  majority  of  the  disinterested directors,  even though the  disinterested  directors be less than a quorum;  or
(ii) the material facts as to his/her or their  relationship  or interest and as to the contract or  transaction  are disclosed or are known to the  stockholders entitled to vote  thereon,  and the  contract  or  transaction  is  specifically approved  in good faith by vote of the  stockholders;  or (iii) the  contract or transaction  is  fair as to the  Corporation  as of the  time it is  authorized, approved or  ratified,  by the Board of  Directors,  a committee  thereof or the stockholders.  Common or interested  directors may be counted in determining the presence of a quorum at a meeting of the Board of  Directors  or of a committee, which authorizes the contract or transaction.

                                   ARTICLE IV

                                    Officers
                                    --------

     Section 4.1.  Officers.  The officers of the Corporation shall consist of a
President,  a Secretary,  and a Treasurer,  and may consist of a Chairman of the
Board, a Chief Executive  Officer,  a Comptroller,  one or more Vice Presidents, one or more  Assistant  Secretaries,  and such other officers as the board shall from time to time deem necessary.  Any number of offices may be held by the same
person,   unless   otherwise   prohibited  by  statute,   the   Certificate   of
Incorporation, or these By-Laws.

     Section 4.2. Appointment,  Terms, and Vacancies. The Board of Directors, at
its first  meeting  held  after  each  annual  meeting  of  stockholders  of the
Corporation (i.e., the annual  organization  meeting of the Board of Directors), shall appoint the officers of the  Corporation  who shall hold their offices for such terms and shall  exercise  such powers and perform  such duties as shall be determined  from time to time by the board,  and such officers shall hold office until their  successors  are chosen and shall  qualify,  or until their  earlier resignation  or removal  from  office.  Any  officer  appointed  by the Board of
Directors  may be removed at any time by the  affirmative  vote of a majority of the board.  Any  vacancy  occurring  in any office of the  Corporation  shall be filled by the Board of Directors.

     Section 4.3.  Chairman of the Board. The Chairman of the Board, if there be one,  shall be a  director  and shall  preside at all  meetings  of the Board of
Directors and, in the absence or incapacity of the Chief  Executive  Officer and the President,  meetings of the stockholders,  and shall, subject to the board's
direction   and   control,   be  the  board's   representative   and  medium  of
communication,  and shall have the general  powers and duties as are incident to the office of Chairman of the Board of a corporation.

     Section 4.4. Chief Executive Officer. The Chief Executive Officer, if there be one, shall preside at all meetings of the stockholders and, in the absence or incapacity of the Chairman of the Board, meetings of the Board of Directors. The
Chief Executive Officer shall from time to time report to the Board of Directors all matters within his or her knowledge  which the interests of the  Corporation may require be brought to their  notice.  Where the  offices of Chief  Executive
Officer and President  are held by different  individuals,  the  President  will report directly to the Chief Executive Officer.

     Section 4.5. President.  The President shall be the chief operating officer of the Corporation,  and shall have general and active  management and direction of the affairs of the Corporation, shall have supervision of all departments and of all officers of the Corporation, shall see that the orders and resolutions of the Board of Directors,  or of any committee(s)  thereof, are carried fully into effect,  and  shall  have the  general  powers  and  duties of  supervision  and management as are incident to the office of President of a  corporation.  In the absence or incapacity of the Chief Executive  Officer,  the President also shall be the chief executive officer of the Corporation.

     Section 4.6. Vice Presidents. The Vice Presidents shall perform such duties as the Board of  Directors  shall from time to time  require.  In the absence or incapacity  of the  President,  the Vice  President  designated  by the Board of
Directors (including by the Chairman of the Board), the Chief Executive Officer,
or the President shall exercise the powers and duties of the President.

     Section 4.7(a).  Secretary.  The Secretary shall attend all meetings of the
Board of Directors and of the stockholders of the Corporation,  and act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose,  shall record all written  business  transactions,  shall perform like duties for the standing  committees  when required,  and shall have the general  powers and duties as are  incident to the office of  Secretary of a corporation.  The Secretary  shall give, or cause to be given,  proper notice of all  meetings  of the  stockholders  and of the  Board of  Directors,  and shall perform  such  other  duties  as may be  prescribed  by the  Board of  Directors
(including by the Chairman of the Board),  the Chief Executive  Officer,  or the
President. The Secretary shall have custody of the seal, if there be one, of the
Corporation and the Secretary or any Assistant Secretary, if there be one, shall have  authority  to affix the same to any  instrument  requiring  it and when so affixed,  it may  be  attested  by the  signature  of  the  Secretary  or by the signature of any such  Assistant  Secretary.  (The Board of  Directors  may give general  authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her  signature).  The Secretary shall see that all books,  reports,  statements,  certificates  and  other  documents  and  records required by statute to be kept or filed are properly kept or filed,  as the case may be.

     Section 4.7(b). Assistant Secretaries.  At the request of the Secretary, or in his or her absence or incapacity to act, the Assistant Secretary or, if there be more than one, the Assistant  Secretary  designated by the  Secretary,  shall perform the duties of the Secretary and when so acting shall have all the powers of and be  subject  to all the  restrictions  of the  Secretary.  The  Assistant
Secretaries shall perform such other duties as may from time to time be assigned to them by the Board of Directors  (including by the Chairman of the Board), the
Chief Executive Officer, the President, or the Secretary.

     Section 4.8. Treasurer. The Treasurer shall be the financial officer of the
Corporation, shall keep full and accurate accounts of all collections,  receipts and  disbursements  in books  belonging to the  Corporation,  shall  deposit all moneys  and  other  valuable  effects  in the  name  and to  the  credit  of the
Corporation,  in  such  depositories  as  may be  designated  by  the  Board  of
Directors,  shall disburse the funds of the Corporation as may be ordered by the
Board of Directors (including by the Chairman of the Board), the Chief Executive
Officer, or the President,  taking proper vouchers therefor, and shall render to the President,  the Chief Executive Officer,  the Chairman of the Board,  and/or
directors at any meeting of the board,  or whenever  they may require it, and to the  annual  meeting  of  the  stockholders,  an  account  of  all  his  or  her transactions as Treasurer and of the financial condition of the Corporation, and shall  have the  general  powers  and  duties as are  incident  to the office of
Treasurer of a corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a form and in such sum with surety as shall be satisfactory to the Board of Directors for the faithful performance of his or her duties as Treasurer and for the restoration to the Corporation,  in the case of his or her death,  resignation,  retirement  or removal from  office,  of all books, papers, vouchers, money and other property of whatever kind in his or her possession,  or under his or her control, and belonging to the Corporation.  The
Treasurer  shall  perform such other duties as may be prescribed by the Board of
Directors (including by the Chairman of the Board), the Chief Executive Officer,
or the President.

     Section  4.9.  Comptroller.  The  Comptroller  shall have  control over all accounts  and  records of the  Corporation  pertaining  to  moneys,  properties, materials and supplies,  and shall have executive direction over the bookkeeping and  accounting  functions  and shall have the general  powers and duties as are incident to the office of comptroller of a corporation.  The  Comptroller  shall perform  such  other  duties  as may be  prescribed  by the  Board of  Directors
(including  by the  Chairman of the Board),  the Chief  Executive  Officer,  the
President, or a Vice President.

     Section 4.10. Other Officers. Such other officers of the Corporation as the
Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the board.  The Board of  Directors may delegate to any other officer of the  Corporation  the power to appoint such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V

                                  Capital Stock
                                  -------------

     Section 5.1.  Form and  Execution of  Certificates.  The  certificates  for shares  of the  capital  stock  of the  Corporation  shall  be of such  form and content, not inconsistent with statute and the Certificate of Incorporation,  as shall be  approved  by the  Board of  Directors.  Every  holder  of stock in the
Corporation  shall be entitled to have a certificate  signed, in the name of the
Corporation,  by (i)  either the  Chairman  of the  Board,  the Chief  Executive
Officer,  the President or a Vice President and (ii) by any one of the following officers:  the  Secretary  or an  Assistant  Secretary  or the  Treasurer  or an
Assistant  Treasurer.  All certificates shall be consecutively  numbered in each class  of  shares.  The  name  and  address  of the  person  owning  the  shares represented  thereby,  with the number of shares and the date of issue, shall be entered on the Corporation's books.

     Section 5.2. Signatures.  Any or all of the signatures on a certificate may be a facsimile thereof. In case any officer, transfer agent or registrar who has signed or whose  facsimile  signature has been placed upon a  certificate  shall have  ceased  to be such  officer,  transfer  agent  or  registrar  before  such certificate is issued,  it may be issued by the Corporation with the same effect as if he/she  were such  officer,  transfer  agent or  registrar  at the date of issue.

     Section 5.3.  Lost  Certificates.  The Board of Directors  may direct a new certificate to be issued in place of any certificate  theretofore  issued by the
Corporation  alleged to have been lost, stolen or destroyed,  upon the making of an affidavit of that fact by the person  claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the
Board of Directors may, in its  discretion  and as a condition  precedent to the
issuance  thereof,   require  the  owner  of  such  lost,  stolen  or  destroyed certificate,  or his/her  legal  representative,  to advertise  the same in such manner as the Board of Directors  shall require and/or to give the Corporation a bond in such sum as it may  direct as  indemnity  against  any claim that may be made against the  Corporation  with respect to the  certificate  alleged to have been lost, stolen or destroyed.

     Section  5.4.  Transfers.  The capital  stock of the  Corporation  shall be transferable in the manner  provided by statute and in these By-Laws.  Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by his/her  attorney  lawfully  constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     Section 5.5.  Record Date. In order that the  Corporation may determine the stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment  thereof,  or entitled to express consent to corporate action in writing  without a meeting,  or entitled to receive  payment of any  dividend or other  distribution  or  allotment  of any rights,  or entitled to exercise  any rights in respect of any change,  conversion  or  exchange of stock,  or for the purpose of any other lawful action,  the Board of Directors may fix, in advance, a record  date,  which  shall not be more than sixty days nor less than ten days before  the date of such  meeting,  nor more than  sixty days prior to any other action.  A  determination  of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5.6. Beneficial Ownership Rights. The Corporation shall be entitled to recognize  the  exclusive  right of a person  registered  on its books as the owner of shares to receive  dividends,  and to vote as such  owner,  and to hold liable for calls and  assessments a person  registered on its books as the owner of shares,  and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other person,  whether or not it shall have express or other notice thereof,  except as otherwise provided by statute.

                                   ARTICLE VI

                                     Notices
                                     -------

     Section 6.1. Notices.  Whenever written notice is required by statute,  the
Certificate  of  Incorporation,  or these  By-Laws to be given to any  director, member  of a  committee,  or  stockholder,  such  notice  may be  given by mail, addressed to each such person,  at his/her  address as it appears on the records of the  Corporation,  with  postage  thereon  prepaid,  and such notice shall be deemed to be given at the time when the same  shall be  deposited  in the United
States mail,  or as otherwise  provided by statute.  Written  notice may also be given personally or by telegram, telex or cable.

     Section 6.2. Waivers of Notice. Whenever any notice is required by statute, the Certificate of Incorporation,  or these By-Laws to be given to any director, member of a committee,  or stockholder,  a waiver thereof in writing,  signed by the person or persons entitled to said notice,  whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                               General Provisions
                               ------------------

     Section  7.1.   Dividends.   Dividends   upon  the  capital  stock  of  the
Corporation,   subject  to  any  provision   imposed  by  the   Certificate   of
Incorporation,  may be  declared  by the Board of  Directors  at any  regular or special  meeting,  or by written consent to the action of the board without such meeting(s),  and may be paid in cash,  in property,  or in shares of the capital stock.  Before payment of any dividend,  there may be set aside out of any funds of the  Corporation  available  for  dividends  such sum or sums as the Board of
Directors  from time to time,  in its  absolute  discretion,  deems  proper as a reserve or reserves to meet contingencies,  or for equalizing dividends,  or for repairing  or  maintaining  any property of the  Corporation,  or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     Section  7.2.  Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section  7.3.  Voting  Securities  Owned  by  the  Corporation.  Powers  of
attorney,  proxies, waivers of notice of meeting, consents and other instruments relating to securities  owned by the  Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer,  the President,
any Vice  President,  the Secretary,  or any Assistant  Secretary,  and any such officer  may,  in the name of and on  behalf of the  Corporation,  take all such action as any such  officer may deem  advisable to vote in person or by proxy at any meeting of security  holders of any corporation in which the Corporation may own  securities  and at any such meeting  shall possess and may exercise any and all rights and power incident to the ownership of such  securities and which, as the owner  thereof,  the  Corporation  might have  exercised  and  possessed  if present.  The Board of Directors  may, by  resolution,  from time to time confer like powers upon any other person or persons.

     Section 7.4. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December each year.

     Section 7.5.  Corporate Seal. The seal of the Corporation (if there be one)
shall  have  inscribed  thereon  the  name of the  Corporation,  the year of its incorporation,  the words  "Corporate  Seal" and "Delaware",  and any such other emblem or device as approved by the Board of Directors.  The seal may be used by causing it or a  facsimile  thereof to be  impressed  or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                 Indemnification
                                 ---------------

     Section 8.1. Power to Indemnify in Actions, Suits or Proceedings Other than
Those By or in the Right of the  Corporation.  Subject  to  Section  8.3 of this
Article VIII, the  Corporation  shall indemnify any person who was or is a party to or is threatened to be made a party to any  threatened,  pending or completed
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative  (other than an action by or in the right of the  Corporation)  by reason  of  the  fact  that  he/she  is or  was a  director  or  officer  of the
Corporation,  or is or was a director or officer of the  Corporation  serving at the request of the  Corporation  as a director or officer,  employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement  actually and  reasonably  incurred by him/her in connection with such action, suit or proceeding,  if he/she acted in good faith, and, in a manner he/she reasonably  believed to be in or not opposed to the best interests  of the  Corporation,  and,  with  respect to any  criminal  action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action,  suit or proceeding by judgment,  order,  settlement, conviction,  or upon a plea of nolo  contendere or its equivalent  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner  which  he/she  reasonably  believed  to be in or not opposed to the best interests  of the  Corporation  and,  with  respect  to any  criminal  action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

     Section 8.2.  Power to Indemnify in Actions,  Suits or Proceedings By or in
the Right of the  Corporation.  Subject to Section 8.3 of this Article VIII, the
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that  he/she is or was a director or officer of the  Corporation,  or is or was a  director  or  officer of the  Corporation  serving at the  request of the
Corporation as a director,  officer,  employee or agent of another  corporation, partnership,  joint venture,  trust,  employee  benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in  connection  with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she  reasonably  believed to be in or not  opposed  to the  best  interests  of the  Corporation;  except  that  no indemnification  shall be made in respect  of any  claim,  issue or matter as to which such  person  shall have been  adjudged  to be liable  for  negligence  or misconduct in the  performance  of his/her duty to the  Corporation,  unless and only to the extent that the court in which such action or suit was brought shall determine upon  application  that,  despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 8.3.  Authorization of Indemnification.  Any indemnification  under this Article VIII (unless  ordered by a court) shall be made by the  Corporation
only  as   authorized   in  the  specific   case  upon  a   determination   that
indemnification  of the  present or former  director or officer is proper in the circumstances  because  he/she has met the  applicable  standard  of conduct set forth in Section 8.1 or Section 8.2 of this  Article  VIII,  as the case may be.
Such  determination  shall be made with respect to a person who is a director or officer at the time of such  determination,  (i) by the Board of  Directors by a majority  vote of a quorum  consisting of directors who were not parties to such action, suit or proceeding,  or (ii) by a committee of such directors designated by majority vote of such directors,  even though less than a quorum; or (iii) if
such  a  quorum  is  not  obtainable,   or,  even  if  obtainable  a  quorum  of
disinterested  directors so directs,  by independent  legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the  Corporation  has been  successful  on the merits or otherwise in defense of any action, suit or proceeding  described above, or in defense of any claim,  issue or matter therein,  he/she shall be indemnified  against  expenses
(including  attorneys'  fees)  actually  and  reasonably  incurred by him/her in connection  therewith,  without the necessity of  authorization  in the specific case.

          Any  determination   made  by  the   disinterested   directors  or  by
     independent legal counsel under this section shall be promptly communicated to the person  who  threatened  or brought  the action or suit by or in the right of the  Corporation  under  Section 8.1 and 8.2 of this Article VIII, and, within ten days after receipt of such notification, such persons shall have the right to petition the court (at the courts'  discretion)  in which such  action or suit was  brought  to  review  the  reasonableness  of such determination.

     Section 8.4. Good Faith Defined.  For purposes of any  determination  under
Section 8.3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he/she reasonably  believed to be in or not opposed to the best interests of the  Corporation,  or, with respect to any criminal  action or proceeding,  to have had no  reasonable  cause to believe  his/her  conduct  was unlawful,  if his/her  action is based on the records or books of account of the
Corporation or another enterprise,  or on information supplied to him/her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the  Corporation or another  enterprise or on  information  or records given or reports made to the  Corporation or another enterprise by an independent certified public accountant,  or by an appraiser or other  expert  selected  with  reasonable  care by the  Corporation  or  another enterprise. The term "another enterprise" as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other  enterprise  of which such person is or was serving at the request of the Corporation as a director,  officer, employee or agent. The provisions of this  Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances  in  which a  person  may be  deemed  to have  met the  applicable standard of conduct set forth in Sections  8.1 or 8.2 of this Article  VIII,  as the case may be.

     Section  8.5.  Indemnification  by a Court.  Notwithstanding  any  contrary determination  in the specific case under Section 8.3 of this Article VIII,  and notwithstanding  the absence of any  determination  thereunder,  any director or officer  may  apply  to any  court of  competent  jurisdiction  in the  State of
Delaware for indemnification to the extent otherwise  permissible under Sections
8.1 and 8.2 of this Article VIII. The basis of such  indemnification  by a court shall be a determination by such court that  indemnification  of the director or officer is proper in the  circumstances  because  he/she has met the  applicable standards of conduct set forth in Sections 8.1 or 8.2 of this Article  VIII,  as the case may be.  Neither a contrary  determination  in the specific  case under
Section 8.3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or  officer  seeking  indemnification  has not met any  applicable  standard  of conduct. Notice of any application for indemnification  pursuant to this Section
8.5  shall  be  given  to the  Corporation  promptly  upon  the  filing  of such application. If successful, in whole or in part, the director or officer seeking indemnification  shall also be entitled  to be paid the  expense of  prosecuting such application.

     Section 8.6.  Expenses Payable in Advance.  Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final  disposition of such  action,  suit or  proceeding  upon receipt of an  undertaking  by or on behalf of such  director or officer to repay such amount if it shall  ultimately be determined  that he/she is not entitled to be indemnified by the  Corporation as authorized in this Article VIII.

     Section 8.7. Nonexclusivity of Indemnification and Advancement of Expenses.
The  indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed  exclusive of any other rights to which those seeking  indemnification  or advancement of expenses may be entitled under any other provision of these By-Laws, or similarly entitled under any agreement, contract,  vote of stockholders or disinterested  directors,  or pursuant to the direction  (howsoever  embodied)  of any  court  of  competent  jurisdiction  or otherwise,  both as to action in his/her  official  capacity and as to action in another  capacity  while  holding  such  office,  it  being  the  policy  of the
Corporation that  indemnification  of the persons  specified in Sections 8.1 and
8.2 of this  Article  VIII  shall be made to the  fullest  extent  permitted  by statute. The provisions of this Article VIII shall not be deemed to preclude the indemnification  of any person who is not  specified  in Sections  8.1 or 8.2 of this Article  VIII,  but whom the  Corporation  has the power or  obligation  to indemnify  under  the  provisions  of  statute  of the  State  of  Delaware,  or otherwise.

     Section 8.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the  Corporation, or is or was a director or officer of the Corporation  serving at the request of
the  Corporation  as  a  director,   officer,   employee  or  agent  of  another
corporation,  partnership,  joint venture, trust, employee benefit plan or other enterprise  against any  liability  asserted  against  him/her  and  incurred by him/her in any such capacity,  or arising out of his/her status as such, whether or not the  Corporation  would  have the power or the  obligation  to  indemnify him/her against such liability under the provisions of this Article VIII.

     Section  8.9.  Certain  Definitions.  For  purposes of this  Article  VIII, references  to "the  Corporation"  shall  include,  in addition to the resulting corporation,  any  constituent  corporation  (including  any  constituent  of  a constituent)  absorbed  in a  consolidation  or merger  which,  if its  separate existence  had  continued,  would have had power and  authority to indemnify its directors or officers, so that any person who is or was a director or officer of such  constituent  corporation,  or is or was a  director  or  officer  of  such constituent  corporation serving at the request of such constituent  corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust, employee benefit plan or other enterprise,  shall stand in the same position  under the provisions of this Article VIII with respect to the resulting  or  surviving  corporation  as he/she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the  request of the  Corporation"  shall  include  any service as a director, officer,  employee  or agent of the  Corporation  which  imposes  duties  on, or involves  services  by,  such  director or officer  with  respect to an employee benefit plan, its participants or beneficiaries;  and a person who acted in good faith and in a manner he/she reasonably  believed to be in the best interests of the participants  and  beneficiaries of an employee benefit plan shall be deemed to  have  acted  in  a  manner  "not  opposed  to  the  best  interests  of  the
Corporation", as referred to in this Article VIII.

     Section 8.10. Survival of Indemnification and Advancement of Expenses.  The
indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall,  unless otherwise provided when authorized or ratified, continue  as to a person who has ceased to be a  director  or officer  and shall inure to the  benefit  of the  heirs,  executors  and  administrators  of such a person.

     Section  8.11.  Limitation  on  Indemnification.  Notwithstanding  anything contained  in this  Article  VIII to the  contrary,  except for  proceedings  to enforce  rights to  indemnification  (which  shall be  governed  by Section  8.5 hereof),  the  Corporation  shall not be obligated to indemnify  any director or officer in  connection  with a proceeding  (or part  thereof)  initiated by such person unless such  proceeding  (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

          The  Corporation  shall  indemnify  a present  or former  director  or officer who was wholly successful,  on merits or otherwise,  in the defense of any  proceedings  as set forth in  Section  8.1 or  Section  8.2 of this
     Article VIII, to which he/she was a party because  he/she was a director of
     the  Corporation   against  reasonable  expenses  incurred  by  him/her  in
     connection with the proceeding.

     Section 8.12. Indemnification of Employees and Agents. The Corporation may,
to the extent  authorized  from time to time by the Board of Directors,  provide rights to  indemnification  and to the  advancement of expenses to employees and agents of the  Corporation,  similar to those  conferred in this Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   Amendments
                                   ----------

     Section 9.1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted:  (i) by the affirmative vote of a majority of the  holders of record of the  outstanding  shares  entitled to vote thereon, or by the written consent of the holders of record of a two-thirds majority of the  outstanding  shares  entitled to vote  thereon,  except as such alteration,  amendment  or  repeal  by  any  vote  or  written  consent  of  the stockholders is otherwise expressly prohibited by statute; or (ii) by a majority vote of the Board of Directors,  or by unanimous  written  consent of the board, except  as such  alteration,  amendment  or  repeal by any vote or action of the board is otherwise expressly prohibited by statute.

                                    ARTICLE X

                                Emergency By-Laws
                                -----------------

     Section 10.1.  Emergency By-Laws.  The Emergency By-Laws shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United  States or on a locality  in which the  Corporation conducts its business or customarily holds meetings of its Board of Directors or its  stockholders,  or during  any  nuclear  or atomic  disaster,  or during the existence of any catastrophe,  or similar  emergency  condition,  as a result of which a quorum of the Board of Directors or a standing  committee thereof cannot readily be convened for action, notwithstanding any provision to the contrary in the preceding By-Laws,  in the Certificate of Incorporation,  or in the statute.
To the extent not  inconsistent  with the  provisions of this Section 10.1,  the
By-Laws of the Corporation shall remain in effect during any emergency, and upon its  termination,  the  Emergency  By-Laws  shall  cease  to be  operative.  Any amendments  to  these  Emergency  By-Laws  may  make any  further  or  different provision  that may be  practical  and  necessary  for the  circumstance  of the emergency.

          During any such emergency:  (A) a meeting of the Board of Directors or a  committee  thereof  may be  called by any  officer  or  director  of the
     Corporation. Notice of the time and place of the meeting or conference call shall be given by the person  calling the meeting to such of the  directors as it may be feasible to reach by any means of  communication.  Such notice shall be given at such time in  advance  of the  meeting  as  circumstances permit in the judgment of the person calling the meeting;  (B) the director or directors in attendance at the meeting  shall  constitute a quorum;  (C)
     the officers or other persons designated on a list approved by the Board of
     Directors  before the emergency,  all in such order of priority and subject to such  conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution  approving the list,  shall, to the extent required to provide a quorum at any meeting of the Board of  Directors,  be deemed the  directors for such meeting;  (D) the Board of Directors,  either before or during any such  emergency,  may  provide,  and  from  time to time  modify,  lines of succession  in the event that during such  emergency any or all officers or agents of the  Corporation  shall for any reason be rendered  incapable  of discharging  their  duties;  (E) the Board of  Directors,  either before or during any such emergency, may, effective in the emergency, change the head office or designate  several  alternative head offices or regional offices, or  authorize  the  officers  so to do; and (F) to the extent  required  to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall be deemed, in order of rank  and  within  the  same  rank in order of  seniority,  the directors for such meeting.

          No  officer,  director  or  employee  acting  in  accordance  with any provision of these  Emergency  By-Laws  shall be liable  except for willful misconduct.

          These Emergency  By-Laws shall be subject to alteration,  amendment or repeal by the further  actions of the Board of Directors or stockholders of the Corporation.